Exhibit 99.1

ARMO BioSciences Reports FY 2017 Financial Results

First Patient Enrolled in CYPRESS 1 Trial in Non-Small Cell Lung Cancer

REDWOOD CITY, Calif., April 2, 2018 – ARMO BioSciences, Inc. (Nasdaq:ARMO), a late-stage immuno-oncology company, today announced its financial results for the fiscal year ended December 31, 2017.

“2017 was a great year for ARMO as we advanced the development of AM0010 as an immuno-oncology therapeutic,” said Peter Van Vlasselaer, PhD Chief Executive Officer of ARMO Biosciences. “In the first quarter of 2018 we have already completed our over-subscribed initial public offering, successfully cleared the first interim analysis in the SEQUOIA trial in pancreatic cancer, and have now dosed the first patients in both our CYPRESS 1 and CYPRESS 2 NSCLC Phase 2 trials. With first looks at CYPRESS data, the commencement of a clinical trial in Renal Cell Carcinoma (RCC) and the commencement of a Phase 1 dose escalation trial of our anti-PD-1 checkpoint inhibitor (AM0001) all expected by the end of the year, 2018 is shaping up to be another exciting year for ARMO.”

Financial Results for the Year Ended December 31, 2017

Net loss for the year ended December 31, 2017 was $42.4 million or $28.52 per share, as compared to $33.6 million or $26.25 per share for the same period in 2016.

Research and development (R&D) expenses were $37.0 million for the year ended December 31, 2017 as compared to $29.2 million for the same period in 2016. The increase in R&D expense was primarily due to the commencement of the SEQUOIA Phase 3 pancreatic cancer trial in the first half of 2017.

General and administrative (G&A) expenses were $5.7 million for fiscal 2017 compared to $4.6 million for the same period in 2016. The increase in G&A expenses was due primarily to higher legal and employee-related costs associated with preparing to become a public reporting company.

As of December 31, 2017, ARMO had cash and cash equivalents totaling $49.5 million, compared to $26.7 million at December 31, 2016.

Subsequent to year end 2017, ARMO completed its initial public offering in which it sold shares of its common stock to the public generating net proceeds of approximately $133.2 million, after deducting underwriting discounts and commissions and estimated offering expenses.

About AM0010 Immunotherapy

AM0010 (pegilodecakin) is a long-acting PEGylated form of recombinant human Interleukin-10 (IL-10) which exerts an anti-cancer effect by stimulating the survival, expansion and cytotoxic (killing) potential of CD8+ T cells. An abundance of tumor-infiltrating CD8+ T cells is believed to improve the prognosis and lengthen the survival of cancer patients. AM0010 is currently being investigated in SEQUOIA, a pivotal Phase 3 randomized clinical trial in pancreatic cancer. Results from a Phase 1/1b clinical trial in over 350 cancer patients demonstrated a good safety/tolerability profile for AM0010 and sustained anti-tumor effects across several different cancer types, including pancreatic cancer, renal cell carcinoma, NSCLC and others. The U.S. Food and Drug Administration (FDA) and the European Commission (EC) have granted AM0010 Orphan Drug designation for the treatment of pancreatic cancer. AM0010 has also been granted Fast Track designation by the FDA in combination with FOLFOX as second-line therapy in patients with pancreatic cancer.

575 Chesapeake Drive, Redwood City, CA 94063

About ARMO BioSciences

ARMO BioSciences is a late-stage immuno-oncology company that is developing a pipeline of novel, proprietary product candidates that activate the immune system of cancer patients to recognize and eradicate tumors. The Company’s lead product candidate, AM0010 (pegilodecakin, PEGylated Interleukin-10), has demonstrated clinical benefit as a single agent, and in combination with both chemotherapy and checkpoint inhibitor therapy, across several tumor types. The drug is currently being investigated in a Phase 3 randomized pivotal clinical trial in pancreatic cancer patients. ARMO also has a number of other immuno-oncology product candidates in various stages of pre-clinical development including: AM0001, an anti-PD-1 monoclonal antibody; AM0003, an anti-LAG-3 checkpoint inhibitor; AM0015, form of recombinant human Interleukin-15 (IL-15); and AM0012, a form of recombinant human Interleukin-12 (IL-12). For more information, please visit www.armobio.com.

Forward-Looking Statements

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements about future clinical milestones of AM0010 or our other product candidates, the indications we intend to pursue and our possible clinical or other business strategies, are forward-looking statements. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on our management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history and historical losses, our liquidity to fund the development of AM0010 and our other product candidates through current and future milestones, our ability to raise additional funding to complete the development and any commercialization of our product candidates, our dependence on the success of our lead product candidate, AM0010, results from the clinical trials and pre-clinical studies of third parties working in immuno-oncology and our dependence on third parties in connection with our manufacturing, clinical trials and pre-clinical studies. Additional risks and uncertainties that could affect our future results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed with the SEC on March 30, 2018, which is available on the SEC’s website at www.sec.gov and our website at ir.armobio.com. Additional information on potential risks will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contact:

ARMO BioSciences, Inc.

Herb Cross

Chief Financial Officer

+1-650-241-3993

ir@armobio.com

575 Chesapeake Drive, Redwood City, CA 94063

ARMO BioSciences, Inc.

Balance Sheets

(in thousands, except share and per share data)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$49,475	$26,737
Prepaid expenses and other current assets	2,574	178
Restricted cash	50	50

Total current assets	52,099	26,965
Property and equipment, net	250	429
Other long-term assets	3,843	507

Total assets	$56,192	$27,901

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,764	$7,481
Accrued liabilities	5,714	1,995
Deferred rent, short-term	136	38
Other current liabilities	32	101

Total current liabilities	11,646	9,615
Redeemable convertible preferred stock, $0.0001 par value
Shares authorized: 95,180,211 at December 31, 2017
Shares issued and outstanding: 20,211,087 at December 31, 2017; 14,733,837 at December 31, 2016
Liquidation preference: $177,474 at December 31, 2017; $109,836 at December 31, 2016	177,077	109,587
Stockholders’ equity (deficit):
Common stock, $0.0001 par value
Shares authorized: 118,000,000 at December 31, 2017
Shares issued and outstanding: 1,535,199 at December 31, 2017; 1,541,160 at December 31, 2016	1	1
Additional paid-in capital	2,822	1,558
Accumulated deficit	(135,354)	(92,860)

Total stockholders’ equity (deficit)	(132,531)	(91,301)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$56,192	$27,901

575 Chesapeake Drive, Redwood City, CA 94063

ARMO BioSciences, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share information)

	Year Ended December 31,
	2017	2016
Operating expenses:
Research and development	$36,960	$29,194
General and administrative	5,711	4,567

Total operating expenses	42,671	33,761

Loss from operations	(42,671)	(33,761)
Interest income	246	137

Net loss and comprehensive loss	$(42,425)	$(33,624)

Basic and diluted net loss per share	$(28.52)	$(26.25)

Weighted average number of shares used to calculate basic and diluted net loss per share	1,487,421	1,280,938

ARMO BioSciences, Inc.

Stock Based Compensation Expense

(in thousands)

Total stock-based compensation expense included in the consolidated statements of operations is as follows:

	Year Ended December 31,
	2017	2016
Research and development	$524	$365
General and administrative	609	534

Total stock-based compensation expense	$1,133	$899

575 Chesapeake Drive, Redwood City, CA 94063